Exhibit 99.1

News Release	Corporate Communications MN01-1030 5050 Lincoln Drive Edina, MN 55436	Phone: 952-351-3087 Fax: 952-351-3009

For Immediate Release

Media Contact:	Investor Contact:

Bryce Hallowell	Steve Wold
Phone: 952-351-3087	Phone: 952-351-3056
E-mail: bryce.hallowell@atk.com	E-mail: steve.wold@atk.com

ATK to Acquire Information Systems and Geospatial Businesses of MacDonald Dettwiler and

Associates

Strategic Acquisition Creates an International, Full-spectrum Space Company to Provide

Mission Critical Information Solutions

Acquisition Expected to Accelerate Long-term Sales and Earnings Growth

Minneapolis, January 8, 2008 – Alliant Techsystems (NYSE: ATK) announced today that it has negotiated definitive agreements with Canadian-based MacDonald, Dettwiler and Associates (TSX: MDA), to acquire its Information Systems and Geospatial Information Services businesses for $1.325 billion (CDN).  The company expects that this acquisition will provide a higher growth and earnings profile, and be neutral to earnings per share (EPS) in fiscal year 2009 (FY09) and accretive thereafter.

With more than 1,900 employees and estimated FY09 revenues of approximately $500 million (U.S.), the MDA business ATK is acquiring is a global leader in space-based radar systems, space robotics, satellite systems, and imaging satellite ground stations and processing; with additional world-class capabilities in satellite payloads, C4ISR, and geospatial services.

The transaction, which is subject to regulatory and MDA shareholder approval, is expected to close early in the first quarter of the company’s FY2009.  ATK has arranged committed financing to support the proposed acquisition.  However, there can be no assurance that the transaction will be completed.

This acquisition will establish ATK as a full-spectrum international space company, providing launch services, next-generation satellites, robotics, and the ground systems that will process and deliver mission critical information solutions.  It will also provide an entry point for MDA’s proven high-performance technology to the U.S. market, creating significant sales growth opportunities.   Further, it will diversify ATK’s portfolio into non-U.S. and commercial space markets, nearly doubling the company’s international revenues.  The transaction will also enhance ATK’s existing and potential content in space exploration, Operationally Responsive Space, and C4ISR; while adding satellite ground station and geospatial imagery content.

“The welcome addition of MDA’s Information Systems and Geospatial Information Services, and their talented workforce substantially grows our market position in space systems, both domestically and internationally,” said Dan Murphy, ATK Chairman and CEO.  “ATK has enjoyed a close working relationship with MDA for many years.  Like ATK, its business model is one of low-cost innovation. Together we will make a significant contribution to the global space industry.”

“We believe that this transaction provides an excellent home for our Information Systems and Geospatial Services business as it is highly complementary to ATK’s business,” said MDA President and CEO, Daniel Friedmann.  “ATK is committed to realize the inherent value in the U.S. market of the many accomplishments of our employees”

Beginning April 1, 2008, ATK will establish a fourth business group, ATK Space Systems.  Carl Marchetto, formerly Executive Vice President and General Manager of Orbital Sciences Corporation’s Space Systems Group, will become President, ATK Space Systems.  With operations in four Canadian Provinces and across the United States, ATK Space Systems is expected to generate FY09 sales of approximately $900 million.  It will be a full-spectrum satellite and space systems business building markets in North America and around the world.

The combined value of ATK Launch Systems and the new Space Systems group will make ATK the fifth largest space systems company in North America.

Webcast Information

ATK will webcast an investor conference call hosted by Chairman and CEO Dan Murphy today at 5:00 p.m. Eastern Standard Time.  During the call, Mr. Murphy will provide insight into the strategic focus of the acquisition.

The call will be webcast by CCBN and can be accessed via the investor relations page on ATK’s website at: http://www.atk.com/InvestorRelations/investrelate_investorinfo.asp.  Information about downloading Windows Media Player software, which is required to access the webcast, will be available on the website.  Charts referenced during the call will also be available on the website prior to the call.

Conference call details:

When:	5:00 p.m. Eastern Time, Tuesday, January 8.

Who:	Dan Murphy, Chairman and CEO
John Shroyer, Senior Vice President and Chief Financial Officer
Steve Wold, Vice President, Treasurer and Investor Relations

Headquartered in Edina, Minnesota, ATK is a world leader providing small satellites and large satellite sub-systems, hypersonic engines, rocket motors for spacecraft launch and orbit transfer – programs critical to reaching new space frontiers. With approximately 17,000 employees and annual revenue in excess of $4.1 billion (USD), ATK is the world’s largest producer of solid rocket motors and the prime contractor for the first stage of Ares I, NASA’s next-generation launch vehicle. News and information can be found on the Internet at www.atk.com.

MDA’s Information Systems business provides space-based and ground-based systems that support the information and operational needs of government and commercial customers worldwide, and MDA’s Geospatial Services business provides these same customers with satellite imagery and value-added information products. More information can be found at www.mdacorporation.com .

Certain information discussed in this document constitutes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Although ATK believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected. Among these factors are: the ability to obtain required regulatory approvals of the transaction or satisfy other conditions to the transaction; the failure of MDA shareholders to approve the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; the availability of capital market financing and the costs thereof; the successful integration of the businesses; the risk that the opportunities as a result of the transaction will not be realized, including the risk that the revenue projections and benefits will not be achieved; as well as delays in NASA’s human-rated launch programs; changes in U.S. or international governmental spending, budgetary policies and product sourcing strategies; the company’s competitive environment; risks inherent in the development and manufacture of advanced technology; increases in commodity costs, energy prices, and production costs; the terms and timing of awards and contracts; program performance; program terminations; changes in cost estimates; changes in foreign currency exchange rates; the outcome of contingencies, including litigation and environmental remediation; actual pension asset returns and assumptions regarding future returns, discount rates and service costs; changes to accounting standards; changes in tax rules or pronouncements; economic conditions; and the company’s capital deployment strategy, including debt repayment, share repurchases, pension funding, mergers and acquisitions and any integration thereof. ATK undertakes no obligation to update any forward-looking statements. For further information on factors that could impact ATK, and statements contained herein, please refer to ATK’s most recent Annual Report on Form 10-K and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with the U.S. Securities and Exchange Commission.

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